SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Excel Maritime Carriers Ltd.
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               (Exact name of Issuer as specified in its chapter)


          Republic of Liberia                                 N/A
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(State of incorporation or organization)       (IRS Employer Identification No.)


             Par La Ville Place
            14 Par La Ville Road
               Hamilton HM JX
                 Bermuda                                            N/A
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(Address of principal executive offices)                         (Zip Code)


          If this form relates to the registration of a class of securities and is effective upon filing pursuant to General Instruction A(c) please check the following box. [X]

          If this form relates to the registration of a class of securities and is effective pursuant to General Instruction A(d) please check the following box. [_]

          Securities Act registration statement file number to which this form relates:


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Class A Common Shares, par value $0.01          New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

          The Company is registering class A common shares pursuant to this registration statement on Form 8-A. This Form 8-A is being filed in connection with the listing of the class A common shares, $.01 par value per share (the "Class A Common Shares"), of Excel Maritime Carriers Ltd., a company organized under the laws of the Republic of Liberia (the "Company"), on the New York Stock Exchange and the concurrent withdrawal of the Class A Common Shares from listing on the American Stock Exchange, effective September 15, 2005.


Item 1.     Description of Registrants Securities to be Registered

          The information required by this item is contained under the heading "Description of Capital Stock" in the Company's registration statement on Form F-3 (File number 333-120259) as filed on November 5, 2004. This information contained under the heading "Description of Capital Stock" is incorporated herein by reference.

          The transfer agent and registrar for the Company is American Stock Transfer & Trust Company.

Item 2.           Exhibits                             Description
                  --------                             -----------

                  1. The Articles of Incorporation of the Company is hereby incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (Registration Statement No. 333-08712) filed with the
                                            Securities and Exchange Commission
                                            on May 6, 1998.

                  2. The By-Laws of the Company are hereby incorporated by reference to
                                            Exhibit 3.2 to the Company's
                                            Registration Statement on Form F-1
                                            (Registration Statement No.
                                            333-08712) filed with the
                                            Securities and Exchange Commission
                                            on May 6, 1998.


                  3.                        The Share Certificate is hereby
                                            incorporated by reference to
                                            Exhibit 4.2 to the Company's
                                            Registration Statement on Form F-1
                                            (Registration Statement No.
                                            333-08712) filed with the
                                            Securities and Exchange Commission
                                            on May 6, 1998.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  September 7, 2005                        Excel Maritime Carriers Ltd.



                                               By:  /s/ Christopher Georgakis
                                                    --------------------------
                                               Name:    Christopher Georgakis
                                               Title:   Chief Executive Officer







02545.0001 #593464